                                                                    Exhibit 23.6


[Allen&Gledhill Logo]                                          36 ROBINSON ROAD
                                                               #18-01 CITY HOUSE
                                                               SINGAPORE 068877
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
WRITER'S NAME : Yan Ing Loong / Christopher Tan Teow Hin       TEL             : +65 6225 1611
DIRECT TEL    : +65 6420 7815 / 7845                           FAX             : +65 6224 8210
DIRECT FAX    : +65 6225 0062 / 6420 7490 / 6225 8557          EFS MAILBOX ID  : ale7001, ale7003
DIRECT E-MAIL : yang.ingloong@allenandgledhill.com             E-MAIL          : inquiries@allenandgledhill.com
                christopher.tan@allenandgledhill.com           WEBSITE         : www.allenandgledhill.com
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OUR REF  : YIL/CTTH/vivien/2003001410
YOUR REF :

2 April 2004

SHANDA INTERNET DEVELOPMENT CO., LTD         BY FAX - 8621 5298 5500
No. 1 Intelligent Office Building,           AND BY OVERSEAS COURIER
Zhangjiang Micro-Electronics Harbor,
No. 690 Bibo Road,
Pudong New Area,
Shanghai 201203,
P.R.C.


Dear Sirs

ARBITRATION WITH WEMADE AND ACTOZ
ICC NO. 12806/TE/MW

1. We consent to the use of and references to our name in the prospectus included in the registration statement on Form F-1, filed by Shanda Interactive Entertainment Limited with the United States Securities and Exchange Commission on April 2, 2004 under the Securities Act of 1933, as amended, only in the following manner and no other:-

          Under the heading "Legal Proceedings":

          We have appointed Allen & Gledhill, a Singapore law firm, to act on our behalf with respect to this arbitration.

          Based on advice obtained from Allen & Gledhill, we have valid defenses to Wemade's counterclaims made against us in the arbitration, except, however, with respect to two counterclaims raised by Wemade on February 13, 2004 in connection with allegations relating to modifying "patch programs" and a transfer "service" from Mir II to Woool. Allen and Gledhill is currently unable to express any view regarding these counterclaims because Wemade's submission to the arbitrator does not describe them in sufficient detail.

          and under the heading "Experts":

          The description of the ICC arbitration in Singapore in this prospectus under the caption "Legal Proceedings" has been reviewed and confirmed by Allen & Gledhill, of 36, Robinson Road, #18-01 City House, Singapore 068877, our Singapore counsel, as experts in such matters, and is included herein in reliance upon such review and confirmation.


Yours faithfully

/s/ Allen & Gledhill

Allen & Gledhill